SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                           Becor Communications, Inc.
             (Exact name of registrant as specified in its charter)


                    Delaware                                  95-4766094
(State or other jurisdiction of incorporation)        (I.R.S. Employer I.D. No.)


17337 Ventura Boulevard, Suite 224, Encino, California               91316
       (Address of principal executive offices)                   (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

 Securities Act registration statement file number to which this form relates:
                                    333-46690

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, $0.001 par value per share
                                (Title of Class)


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Item 1.   Description of Registrant's Securities to be Registered.

     The description of the Registrant's Common Stock is contained in and hereby incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-46690) under the heading "Description of Securities," which was initially filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on September 27, 2000, as such Registration Statement may be amended from time to time (the "Form SB-2").

Item 2.   Exhibits.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been filed with the Securities and Exchange Commission:

     3.1 Certificate of Incorporation of the Registrant, as amended to date. (Incorporated by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 of the Form SB-2 as filed initially on September 27, 2000.)

     3.2 Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.5 of the Form SB-2 as filed initially on September 27, 2000.)

     4.1 Specimen Common Stock Certificate of the Registrant. (Incorporated by reference to Exhibit 4.1 of the Form SB-2 as filed initially on September 27, 2000.)

     4.2 See Exhibits 3.1 and 3.2 for provisions in the Certificate of Incorporation and Bylaws of the Registrant defining the rights of holders of common stock.


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BECOR COMMUNICATIONS, INC.


                                       By: /s/ Buddy Young
                                           -------------------------------------
                                           Buddy Young
                                           President and Chief Executive Officer

Dated:  September 28, 2000






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